UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2021
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Bottomline Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Commission file number: 000-25259

Delaware		02-0433294
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

325 Corporate Drive		03801-6808
Portsmouth,	New Hampshire	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (603) 436-0700

(Former Name or Former Address, if Changed Since Last Report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, $.001 par value per share	EPAY	The Nasdaq Global Select Market

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Cash Bonus Framework for Chief Executive Officer

On September 15, 2021, the Leadership Development and Compensation Committee of Bottomline Technologies, Inc., (the “Company”) formally adopted the fiscal 2022 cash bonus framework for the Company’s Chief Executive Officer (the “CEO”). The CEO bonus framework for fiscal 2022 is as follows: 50% of the total cash bonus opportunity will be based upon reported consolidated subscription and transaction revenue growth and the other 50% will be based upon the Company’s performance against key business objectives including among other factors adjusted EBITDA results, product innovation, new bookings and execution against key strategic initiatives.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOTTOMLINE TECHNOLOGIES, INC.

September 17, 2021	By:	/s/ Eric K. Morgan
Eric K. Morgan
Executive Vice President, Global Controller